UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2026

KALARIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39409	83-1971007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kalaris Therapeutics, Inc.

400 Connell Drive, Suite 5500

Berkeley Heights, New Jersey 07922

(Address of principal executive offices, including zip code)

(650) 249-2727

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KLRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On July 3, 2026, Morana Jovan-Embiricos, Ph.D., notified Kalaris Therapeutics, Inc. (the “Company”) of her decision to resign as a member of the Company’s board of directors (the “Board”), effective immediately. With the resignation, Dr. Jovan-Embiricos also resigned as a member of the Audit Committee of the Board (the “Audit Committee”). Dr. Jovan-Embiricos informed the Company that her resignation was not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

Election of New Director

On July 3, 2026, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board elected Laurie Keating to serve as a member of the Board, effective as of August 1, 2026. Ms. Keating will serve as a Class I director with a term expiring at the 2027 annual meeting of stockholders and thereafter until her successor has been duly elected and qualified or until her earlier resignation, death or removal. The Board also elected Ms. Keating to serve as a member of the Audit Committee, effective as of August 1, 2026.

There are no arrangements or understandings between Ms. Keating and any other persons pursuant to which she was elected as a director. Ms. Keating has no family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Ms. Keating and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Keating will be entitled to compensation for her service as a non-employee director in accordance with the Company’s non-employee director compensation policy. In accordance with the policy, effective August 1, 2026 (the “Grant Date”), Ms. Keating will be granted an option to purchase 18,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the Grant Date, which option will vest in equal monthly installments from the Grant Date until the third anniversary of the Grant Date, subject to Ms. Keating’s continued service. In the event of a change in control of the Company, the vesting schedule of the option will accelerate in full. In addition, Ms. Keating will receive annual cash compensation of $40,000 as a member of the Board, additional annual cash compensation of $7,500 as a member of the Audit Committee, annual equity grants in accordance with the non-employee director compensation policy and reimbursement for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Ms. Keating will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 001-39409) filed with the Securities and Exchange Commission on March 18, 2025. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Ms. Keating for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALARIS THERAPEUTICS, INC.

Date: July 6, 2026	By:	/s/ Andrew Oxtoby
	Name:	Andrew Oxtoby
	Title:	Chief Executive Officer